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                                                                     Exhibit 3.1

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                               PREMIER PARKS INC.


         It is hereby certified that:

                  1. The name of the corporation (hereinafter called the "CORPORATION") is Premier Parks Inc.

                  2. The certificate of incorporation of the Corporation is hereby amended by striking out Article I thereof and by substituting in lieu of said Article I the following new Article I:

                  "I. The name of the corporation is Six Flags, Inc. (hereinafter called the "Corporation")."

                  3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                  4. The effective time of the amendment herein certified shall be 5:00 p.m., June 30, 2000.


Signed on June 23, 2000


                                          /s/ KIERAN E. BURKE
                                          --------------------------------------
                                          Kieran E. Burke, Chairman of the Board